Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

          FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) dated as of August ___, 2007, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (“Parent”), INCENTRA HELIO ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), HELIO SOLUTIONS, INC., a California corporation (the “Company”), and DAVID CONDENSA, as Shareholders’ Representative.

RECITALS

          WHEREAS, Parent, Merger Sub, Company and Shareholders’ Representative are parties to that certain Agreement and Plan of Merger dated August __, 2007 (the “Merger Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement.

          WHEREAS, the parties desire to amend the Merger Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

          1. Closing. Closing shall occur on August 16, 2007, subject to the terms and conditions set forth in the Merger Agreement, as amended by this First Amendment.

          2. Waiver of Covenants and Closing Conditions. Parent and Merger Sub acknowledge and accept that as of Closing, notwithstanding the certificates of the President and Treasurer of the Company to be delivered at Closing, the Company will not have obtained consents from third parties required under the terms of agreements entered into between the Company and such third parties, including without limitation in relation to the Company’s lease for its San Jose office space and with respect to an SBA loan (the “SBA Loan”) used to acquire property owned by 3000 Lakeside LLC, a California limited liability company owned by certain of the Shareholders, under which SBA Loan the Company is an obligor (collectively, the “Third Party Consents”). Parent and Merger Sub hereby waive, as of the date hereof and as of Closing, the conditions and covenants set forth in the Merger Agreement to the extent such conditions or covenants are breached or not fulfilled as a result of the failure of the Company to obtain the Third Party Consents as of Closing, including without limitation the conditions to Closing set forth in subsections (a), (b) and (o) of Section 7.2 of the Merger Agreement (but such waiver to apply only to the extent the failure or breach of such Closing conditions and related covenants arise from the failure to obtain the Third Party Consents).

          3. SBA Loan. The Shareholders, jointly and severally, agree to repay the SBA Loan in full, or obtain a full release of the Company, Parent and Merger Sub with respect to any obligations or claims arising thereunder, on the earlier to occur of (a) the

SBA Loan becomes due and payable for any reason, including without limitation by reason of the lender declaring a default thereunder; or (b) one hundred eighty (180) days after Closing. The joint and several obligations of the Shareholders under this Section 3 of the First Amendment shall be subject to the indemnification obligations of the Shareholders under Section 8.2(a) of the Merger Agreement, provided that (w) the limitations set forth in subsection (vii) of Section 8.2 (a) shall not apply, (x) Shareholders shall not be allowed to satisfy their obligations under this Section 3 of the First Amendment with stock of Parent until the entire cash portion of each component of merger consideration is first paid to Parent in satisfaction of such obligations, (y) Shareholders hereby grant to Parent and Merger Sub a security interest in their respective interests in that limited liability company known as 3000 Lakeside, LLC, a California limited liability company (the “LLC”), of which each Shareholder is a member, and (z) Shareholders and further agree to enter into a Security Agreement with Parent and Merger Sub, in the form attached hereto as Exhibit A and made a part hereof, to secure Shareholders obligations hereunder.

          4. Scope of Amendment. Any provision of the Merger Agreement inconsistent with the terms of this First Amendment is hereby amended. Except as amended hereby, the Merger Agreement remains unamended and in full force and effect.

[Signature Pages Follow]

               IN WITNESS WHEREOF, Shareholders, and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INCENTRA SOLUTIONS, INC.

By:

Name: Thomas P. Sweeney III
Title: Chief Executive Officer

INCENTRA HELIO ACQUISITION CORP.

By:

Name: Thomas P. Sweeney III
Title: Chief Executive Officer

HELIO SOLUTIONS, INC.

By:

Name:
Title:

SHAREHOLDERS’ REPRESENTATIVE:

David Condensa, solely as Shareholders’ Representative

SHAREHOLDERS

David Condensa

Bert Condensa

Dave Auerweck

Kevin Hawkins

Terri Marine